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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Source Information Management Company
St. Louis, Missouri

     We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated April 16, 1999, relating to the consolidated financial statements and schedules of The Source Information Management Company appearing in the Company's Annual Report on Form 10KSB/A for the year ended January 31, 1999.

                                          /s/ BDO Seidman, LLP

St. Louis, Missouri
July 22, 1999